EXHIBIT 23.3



March 26, 1997



Dakota Mining Corporation
410 Seventeenth Street, Suite 2450
Denver, CO  80202

Gentlemen:

         We hereby consent to the reference to our report, dated January 17, 1997 and entitled Audit of Ore Reserves at the Gilt Edge Deposit, Lawrence County, South Dakota and the Stibnite Deposit, Valley County, Idaho, contained in the Annual Report on Form 10-K, of Dakota Mining Corporation (the "Company") for the fiscal year ended December 31, 1995, which Annual Report is incorporated by reference into (i) the Registration Statement, as amended, of the Company, on Form S-3 (File No. 33-73958), and (ii) the Registration Statement of the Company, on Form S-8 (File 33-68872).

         Very truly yours,



                            c/s/  I.S.Parrish
                            ---------------------------
                             I.S. Parrish, President